United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DERMATA THERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

DERMATA THERAPEUTICS, INC.

3525 Del Mar Heights Road, #322

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 15, 2025

To the Stockholders of Dermata Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Dermata Therapeutics, Inc. (the “Company”) will be held on July 15, 2025, at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format at http://www.virtualshareholdermeeting.com/DRMA2025. You will not be able to attend the Annual Meeting in person.

At the Annual Meeting, stockholders will act on the following matters:

1.	To elect two director nominees to serve as directors until the 2028 annual meeting of stockholders; and

2.	To ratify the appointment of Moss Adams LLP, or any successor entity thereto, as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Proposal”); and

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.0001, per share (“Common Stock”) underlying certain warrants issued by us pursuant to that certain Securities Purchase Agreement, dated as of January 21, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between the Company and H.C. Wainwright & Co., LLC, dated as of September 10, 2024, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (the “Issuance Proposal”); and

4.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock, underlying certain warrants issued by us pursuant to that certain Inducement Letter, dated as of March 27, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between us and H.C. Wainwright & Co., LLC, dated as of September 10, 2024, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (the “Inducement Proposal”); and

5.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, in substantially the form attached to the accompanying Proxy Statement as Annex A, at the discretion of the Board, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board (the “Reverse Split Proposal”); and

6.	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Inducement Proposal and/or the Reverse Split Proposal (the “Adjournment Proposal”); and

7.	To consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 16, 2025, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

To participate in the Annual Meeting virtually via the Internet, please visit http://www.virtualshareholdermeeting.com/DRMA2025. In order to attend, you must register in advance at http://www.virtualshareholdermeeting.com/DRMA2025 prior to the Annual Meeting. Registration for the Annual Meeting will begin 15 minutes prior to the start of the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and to submit questions in advance of the meeting. You will not be able to attend the Annual Meeting in person.

All stockholders are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and to submit your proxy over the Internet, via phone, or by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

If your shares are held in “street name” by your bank, broker or other nominee, your bank, broker or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, broker or other nominee to vote your shares in accordance with the procedures provided by your bank, broker or other nominee.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON July 15, 2025

Our proxy materials including our Proxy Statement for the Annual Meeting, our Annual Report for the fiscal year ended December 31, 2024, and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

By Order of the Board of Directors

/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer
June 2, 2025
San Diego, CA

DERMATA THERAPEUTICS, INC.

3525 DEL MAR HEIGHTS ROAD, #322

SAN DIEGO, CA 92130

2025 PROXY STATEMENT

This proxy statement (“Proxy Statement”) contains information related to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Dermata Therapeutics, Inc. (the “Company”, “us”, “we” or “our”) to be held on July 15, 2025 at 9:00 a.m. Pacific Time, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This year’s meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend our Annual Meeting, vote and submit your questions by visiting http://www.virtualshareholdermeeting.com/DRMA2025. You will not be able to attend the Annual Meeting in person.

The enclosed proxy is solicited by our Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting are being mailed to stockholders entitled to vote at the meeting on or about June 2, 2025. A list of record holders of our Common Stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the offices of Lowenstein Sandler, LLP, the Company’s outside counsel, at 1251 Avenue of the Americas, 17th Floor, New York, NY 10020, during normal business hours for ten days prior to the Annual Meeting (the “Stockholder List”) and available during the Annual Meeting for examination by the stockholders during the Annual Meeting at http://www.virtualshareholdermeeting.com/DRMA2025.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2025

Our proxy materials including our Proxy Statement for the Annual Meeting, our Annual Report for the fiscal year ended December 31, 2024 (“Annual Report”) and proxy card are available on the Internet at www.proxyvote.com. Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why are we calling this Annual Meeting?

Our Board is soliciting your proxy to vote at the Annual Meeting of stockholders to be held virtually via live webcast on Tuesday, July 15, 2025, at 9:00 a.m. Pacific Time and any adjournments or postponements of the meeting. We refer to this meeting as the “Annual Meeting.” This Proxy Statement summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this Proxy Statement, the proxy card and a copy of our Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, because you owned shares of our Common Stock as of May 16, 2025 (the “Record Date”).

We are calling the Annual Meeting to seek the approval of our stockholders:

1.	To elect two director nominees to serve as directors until the 2028 annual meeting of stockholders; and

2.	To ratify the appointment of Moss Adams LLP, or any successor entity thereto, as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Proposal”); and

3.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock underlying certain warrants issued by us pursuant to that certain Securities Purchase Agreement, dated as of January 21, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between the Company and H.C. Wainwright & Co., LLC, dated as of September 10, 2024, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (the “Issuance Proposal”); and

4.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock, underlying certain warrants issued by us pursuant to that certain Inducement Letter, dated as of March 27, 2025, by and among us and the investors named on the signatory pages thereto, and the Engagement Letter, as amended, between us and H.C. Wainwright & Co., LLC, dated as of September 10, 2024, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (the “Inducement Proposal”); and

5.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, in substantially the form attached to the accompanying Proxy Statement as Annex A, at the discretion of the Board, to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), at any time prior to the one-year anniversary date of the Annual Meeting, with the exact ratio to be determined by the Board (the “Reverse Split Proposal”); and

6.	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Issuance Proposal, the Inducement Proposal and/or the Reverse Split Proposal (the “Adjournment Proposal”); and

7.	To consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the Auditor Proposal, the Issuance Proposal, the Inducement Proposal, the Reverse Split Proposal, and the Adjournment Proposal are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the two director nominees and FOR Proposals 2, 3, 4, 5, and 6. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet, but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, at their own discretion.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to furnish to our stockholders this Proxy Statement and our Annual Report by providing access to these documents on the Internet rather than mailing printed copies. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to our stockholders of record and beneficial owners which will direct stockholders to a website where they can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date, May 16, 2025, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon.

As of the Record Date, we had 6,378,118 shares of Common Stock outstanding.

Who can attend the meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Attendance shall solely be via the Internet at http://www.virtualshareholdermeeting.com/DRMA2025 using the instructions provided on the Notice, proxy card or voting instruction form that accompanied the proxy materials.

The live webcast of the Annual Meeting will begin promptly at 9:00 am Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to register and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

Stockholders may also vote, and submit written questions, during the Annual Meeting at http://www.virtualshareholdermeeting.com/DRMA2025. To demonstrate proof of stock ownership, you will need to enter the control number received with your Notice, proxy card or voting instruction form. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need authorization from your broker or nominee in order to vote. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought for stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than one question from a single stockholder. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. We have retained Broadridge Financial Solutions to host our virtual annual meeting and to distribute, receive, count and tabulate proxies.

What constitutes a quorum?

The presence, in person, by remote communication, if applicable, or by proxy, of the holders of one-third of the voting power of the shares of the capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for our meeting. Signed proxies received but not voted will be included in the calculation of the number of shares considered to be present at the meeting. Pursuant to the General Corporation Law of the State of Delaware, abstentions will be counted for the purpose of determining whether a quorum is present. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

How Do I Attend the Annual Meeting?

Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting, vote their shares during the Annual Meeting, and submit their questions during the Annual Meeting live via the internet by following the instructions below.

If you are a stockholder of record, you must:

●	Follow the instructions provided on your Notice to first register at http://www.virtualshareholdermeeting.com/DRMA2025. Registration for the Annual Meeting will begin 15 minutes prior to the start of the Annual Meeting on July 15, 2025. You will need to enter your name, phone number, Control Number (included on your proxy card), and email address as part of the registration, following which you will receive an email confirming your registration.

●	If you have properly registered, you will receive an email with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

If you are the beneficial owner of shares held in “street name”, you must:

●	Obtain a legal proxy from your broker, bank, or other nominee.

●	Register at http://www.virtualshareholdermeeting.com/DRMA2025. Registration for the Annual Meeting will begin 15 minutes prior to the start of the Annual Meeting on July 15, 2025. As part of the registration process you will need to enter your name, phone number, and email address, and provide a copy of the legal proxy (which can be sent via email to the address listed on the registration website), following which you will receive an email confirming your registration and your Control Number.

Please note, if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will be unable to vote your shares electronically at the Annual Meeting.

●·	If you have properly registered, you will receive an email with a unique access URL. To enter the Annual Meeting, log in using the unique access URL.

●	If you wish to vote your shares electronically at the Annual Meeting, you may do so by following the instructions below.

How do I vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Odyssey Transfer and Trust Company (“Odyssey”), or you have stock certificates registered in your name, you may vote using the follow methods:

Voting During the Annual Meeting:

To vote during the live webcast of the Annual Meeting, you must first register at http://www.virtualshareholdermeeting.com/DRMA2025. Registration for the Annual Meeting will begin 15 minutes prior to the start of the Annual Meeting on July 15, 2025. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting. Please be sure to follow the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

Voting Prior to the Annual Meeting

Vote on the Internet

If you are a stockholder of record, you may submit your proxy by going to www.proxyvote.com and following the instructions provided in the Notice. If you requested printed proxy materials, you may follow the instructions provided with your proxy materials and on your proxy card. If your shares are held with a broker, you will need to go to the website provided on your Notice or voting instruction card. Have your Notice, proxy card or voting instruction card in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

If you are a stockholder of record, you can also vote by telephone by dialing 1-800-690-6903. If your shares are held with a broker, you can vote by telephone by dialing the number specified on your voting instruction card. Have your proxy card or voting instruction card in hand when you call.

Vote by Mail

If you have requested printed proxy materials, you may choose to vote by mail, by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and your shares are held with a broker, please mail your completed voting instruction card to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail as it must be received by 11:59 p.m. on July 14, 2025.

Please note that if you received a Notice of Internet Availability, you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote on the Internet and how to request paper copies of the proxy materials.

The shares voted electronically, telephonically, or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

What if I vote and then change my mind?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

●	filing with the Secretary of the Company a notice of revocation prior to the Annual Meeting;

●	re-voting over the Internet as instructed above;

●	sending in another duly executed proxy bearing a later date; or

●	attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy.

For purposes of submitting your vote online, you may change your vote until 11:59 p.m. Eastern Time on July 14, 2025. At this deadline, the last vote submitted will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares of Common Stock through a stockbroker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Odyssey, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to directly grant your voting proxy or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not provide the stockholder of record with voting instructions or otherwise obtain a signed proxy from the record holder giving you the right to vote the shares, broker non-votes may occur for the shares that you beneficially own. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

What vote is required to approve each proposal?

The holders of one-third of the voting power of capital stock outstanding on the record date must be present, in person or by proxy, or remote communication, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

Proposal 1 (Election of Directors): Our directors are elected by a plurality of the votes cast, which means that the nominee for director who receives the most votes will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of directors. Banks, brokers, or other nominees do not have discretionary authority to vote on this matter. As a result, “broker non-votes” if any, will not effect the outcome of the vote on Proposal 1.

Proposal 2 (Auditor Proposal): The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 2. Proposal 2 is generally considered to be a “routine” matter which means that banks, brokers, or other nominees will have discretionary authority to vote on this matter, and accordingly, no broker non-votes will occur on Proposal 2. Abstentions, if any, will not affect the outcome of the vote on Proposal 2. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Moss Adams LLP, or any successor entity thereto, as our independent registered public accounting firm for the year ending December 31, 2025, the Audit Committee of our Board will reconsider its appointment.

Proposal 3 (Issuance Proposal): The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 3. Accordingly, abstentions or “broker non-votes”, if any, will not have any effect on the outcome of Proposal 3.

Proposal 4 (Inducement Proposal): The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 4. Accordingly, abstentions or “broker non-votes”, if any, will not have any effect on the outcome of Proposal 4.

Proposal 5 (Reverse Split Proposal): The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 5. Accordingly, abstentions or “broker non-votes”, if any, will not have any effect on the outcome of Proposal 5.

Proposal 6 (Adjournment Proposal): The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 6. Accordingly, abstentions or “broker non-votes”, if any, will not have any effect on the outcome of Proposal 6.

Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?

Banks, brokers, and other agents acting as nominees are permitted to use discretionary voting authority to vote for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers, banks, or other nominees are not permitted to use discretionary voting authority to vote for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this Proxy Statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker, or other nominee as to how to vote your shares, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

When there is at least one “routine” matter to be considered at a meeting, a “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the “non-routine” matter being considered and has not received instructions from the beneficial owner.

The election of directors (Proposal 1), the proposal to approve the issuance of shares of our Common Stock underlying certain warrants issued by us pursuant to the Securities Purchase Agreement, dated January 21, 2025, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (Proposal 3), the proposal to approve the issuance of shares of our Common Stock underlying certain warrants issued by us pursuant to the Inducement Letter, dated March 27, 2025, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants (Proposal 4), the proposal to approve a reverse stock split of the Company’s issued and outstanding shares of Common Stock (Proposal 5) and the proposal to approve an adjournment of the Annual Meeting (Proposal 6) are generally considered to be “non-routine” matters and brokers, banks, or other nominees are not permitted to vote on this matter using their discretion if the broker, bank, or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that the beneficial owners instruct their brokers, banks, or other nominees how they wish to vote their shares on Proposals 1, Proposal 3, Proposal 4, Proposal 5 and Proposal 6. The Auditor Proposal (Proposal 2) is generally considered to be “routine,” hence, a broker, bank or other nominee will have discretionary authority to vote on Proposal 2 even if it does not receive instructions from the beneficial owner. However, if Proposal 2 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote using their discretion on Proposal 2 if the broker, bank or other nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Who will count the votes?

Broadridge Financial Solutions will serve as inspector of election at the Annual Meeting and will tabulate and certify the votes.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results of the Annual Meeting in a Current Report on Form 8-K within four business days of the Annual Meeting. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.dermatarx.com. Information contained on our website is not a part of this Proxy Statement and the inclusion of our website address is an inactive textual reference only.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

Proposals should be addressed to:

Dermata Therapeutics, Inc.

Attn: Corporate Secretary

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

Cautionary Statement Regarding Forward Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current views of our management with respect to, among other things, our operations, our business strategy and plans, our objectives and initiatives, our financial performance, our industry and on our business. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipates,” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature, although not all forward-looking statements contain these words. Such forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements and you should not rely upon forward-looking statements as predictions of future events. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other SEC filings, which are available on our investor relations website at https://ir.dermatarx.com and on the SEC website at www.sec.gov. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

PROPOSAL 1: TO ELECT TWO CLASS I DIRECTORS TO SERVE UNTIL THE 2028 ANNUAL

MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is divided into three classes: Class I, Class II, and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of eight directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified or until the director’s earlier resignation, death, or removal.

Each of the nominees listed below is currently one of our directors. If elected at the Annual Meeting, each of these nominees would serve until our 2028 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her earlier resignation, death, or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the three nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election Until the 2028 Annual Meeting

The following table sets forth the name, age (as of the Record Date), position and tenure of our Class I directors who are up for re-election at the Annual Meeting for a term expiring at the 2028 Annual Meeting:

Name	Age	Position(s)	Served as an Officer or Director Since
Mary Fisher	63	Director	2021
Andrew Sandler, M.D.	60	Director	2021

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee should serve as a member of our Board.

Mary Fisher, Director

Ms. Fisher became a director upon the effectiveness of our initial public offering in August 2021. Ms. Fisher currently serves as Chief Executive Officer, Chair, and a Director at Colorescience Inc., a science-based skincare company and former division of SkinMedica, Inc. While at SkinMedica, Ms. Fisher served as Chief Executive Officer from April 2008 to December 2012, where she led the successful sale of the company to Allergan, Inc. for $350 million. Prior to joining SkinMedica, from June 2000 to July 2007, Ms. Fisher served as the Chief Operating Officer of Acorda Therapeutics, Inc. (Nasdaq: ACOR). She previously held management and leadership positions at Cephalon, Inc. from March 1994 to March 1999, Immunex Corp. from November 1990 to March 1994, and Boehringer Ingelheim from 1981 to 1990. She previously served on the Board of Directors at ZELTIQ Aesthetics, Inc. from September 2012 to April 2017, and Ovascience from June 2013 to August 2018. Ms. Fisher currently sits on the Board of AVAVA, a position she has held since December 2024. Ms. Fisher was selected as a director due to her extensive business and professional experience.

Andrew Sandler, M.D., Director

Dr. Sandler became a director upon the effectiveness of our initial public offering in August 2021. Dr. Sandler served as Chief Medical Officer of Alpine Immune Sciences, Inc. (Nasdaq: ALPN) from August 2022 until June 2024. From September 2017 until June 2022, Dr. Sandler served as Chief Medical Officer at Kiadis Pharma N.V. Prior to Kiadis, Dr. Sandler was Senior Vice President, Medical Affairs at Medivation (acquired by Pfizer) from January 2016 to June 2017. Dr. Sandler held various additional roles including Chief Medical Officer and Seattle Site Head at Dendreon Pharmaceuticals from October 2010 to April 2015. Prior to Dendreon, Dr. Sandler was Chief Medical Officer at Spectrum Pharmaceuticals from September 2008 to April 2010, and Vice President, Head of Global Medical Affairs, Oncology for Bayer Healthcare Pharmaceuticals from February 2008 to February 2010. Dr. Sandler also held various positions at Berlex Oncology/Schering AG from October 2003 to August 2008, and Seagen, Inc. from October 1999 to June 2003. Dr. Sandler was a Fellow in Hematology/Medical Oncology at the University of California, San Francisco (UCSF) from July 1994 to June 1996. He did his Internship, Residency, and Chief Residency at Mt. Sinai Hospital in New York, NY from July 1990 to June 1994. Dr. Sandler attended and received his MD degree from Mount Sinai School of Medicine (Icahn School of Medicine at Mt. Sinai) from July 1986 to June 1990. In addition, he graduated from the University of Rochester with a B.S. degree in Neuroscience in 1986. Dr. Sandler was selected as a director due to his experience in the biotechnology and pharmaceutical industries as well as his leadership experience.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR NOMINEES.

Continuing Directors

The following table sets forth the name, age, position, and tenure of the directors who are serving for terms that end at some point following the Annual Meeting.

Name	Age	Position(s)	Served as an Officer or Director Since	Term Will Continue Until Annual Meeting Held In
Gerald T. Proehl	66	President, Chief Executive Officer and Chairman	2014	2027
Wendell Wierenga, Ph.D.	77	Director	2016	2027
Kathleen Scott	56	Director	2021	2027
David Hale	76	Lead Director	2014	2026
Steven J. Mento, Ph.D.	73	Director	2021	2026
Brittany Bradrick	55	Director	2022	2026

The following biographical descriptions set forth certain information with respect to directors who are serving for terms that end following the Annual Meeting, based on information furnished to Dermata by each director.

Class II Directors Continuing in Office until the 2026 Annual Meeting

David Hale, Lead Director

Mr. Hale is our co-founder and has served as a member of our board of directors since December 2014, and as Lead Director since April 2021. Mr. Hale is Chairman and CEO of Hale BioPharma Ventures, LLC a private company focused on the formation and development of biotechnology, specialty pharma, diagnostic and medical device companies. Mr. Hale is a serial entrepreneur who has been involved in the formation and development of a number of successful biomedical companies. He served as the Chairman of Santarus, Inc., a specialty biopharmaceutical company, since 2004 and a member of Santarus’ board since 2000, prior to its acquisition by Salix Pharmaceuticals, Ltd. in 2014, and as Chairman of SkinMedica, Inc., prior to its sale to Allergan in 2012, Micromet, Inc., prior to its sale to Amgen Inc. in 2012, Somaxon Pharmaceuticals, Inc., prior to its sale to Pernix Therapeutics Holdings Inc. in 2013, Crisi Medical Systems, Inc., prior to its sale to Becton Dickinson & Company in 2015, and Agility Clinical, Inc. prior to its sale to Precision Medicine Inc. in 2017. Mr. Hale is a co-founder and currently serves as Chairman of Oncternal Therapeutics, Inc. (NASDAQ: ONCT), since 2013. Mr. Hale is also a co-founder and currently serves as a director of Neurelis, Inc., a private company, and is a co-founder of Zerigo Health, Inc., Cadence, Inc., Evoke Pharma, Inc., Elevation Pharma, Inc., and Zogenix, Inc. Mr. Hale is a co-founder and serves on the Board of Directors of BIOCOM and CONNECT and is a former member of the Board of the Biotechnology Innovation Organization (BIO), and the Biotechnology Institute. He has served on the Board of Rady Children’s Hospital since 1986, including Chairman of the Board from 2011 to 2015, and is founder and Chairman of the Rady Children’s Institute of Genomic Medicine. He is a member of the UCSD Rady School of Management Dean’s Advisory Council, a member of the board of the University of San Diego, and is a former Director of the San Diego Economic Development Corporation. Mr. Hale was selected as a director due to his industry and executive business experience.

Steven J. Mento, Ph.D., Director

Dr. Mento became a director upon the effectiveness of our initial public offering in August 2021. Dr. Mento served as President and Chief Executive Officer of Histogen Inc. from March 2023 until September 2023. He assumed these positions in March of 2023. From November 2021 to October 2023, Dr. Mento served as Executive Chairman and Interim President and CEO of Histogen Inc. (Nasdaq: HSTO). Since July 2005, Dr. Mento has served as a director on the board of directors of Conatus Pharmaceuticals, Inc. and from July 2005 to December 2012, Dr. Mento served as chairman of Conatus’ board of directors. Dr. Mento was a co-founder of Conatus and served as its President and Chief Executive Officer from July 2005 until its merger with Histogen Inc. in May 2020. Dr. Mento has over 35 years of combined experience in the biotechnology and pharmaceutical industries. From 1997 to 2005, Dr. Mento was President, Chief Executive Officer and a member of the board of directors of Idun Pharmaceuticals, Inc. Dr. Mento guided Idun during its transition from a discovery focused organization to a drug development company with multiple products in or near human clinical testing. In April 2005, Idun was sold to Pfizer Inc. Previously, Dr. Mento served as President of Chiron Viagene, Inc. (subsequently Chiron Technologies, Center for Gene Therapy) from 1995 to 1997, and Vice President of Chiron Corporation from 1995 to 1997. Dr. Mento was Vice President of research and development at Viagene from 1992 to 1995. Prior to Viagene, Dr. Mento held various positions at American Cyanamid Company from 1982 to 1992, including as Director of Viral Vaccine Research and Development at Lederle-Praxis Biologicals, a business unit of American Cyanamid. Dr. Mento currently serves on the board of directors of Histogen, BIOCOM California and various academic and charitable organizations. He previously served on the boards of Biotechnology Innovation Organization, BIO Emerging Companies Section Governing Board, BIO Health Section Governing Board, and Sangamo Biosciences, Inc. Dr. Mento holds a Ph.D. and M.S., both in Microbiology, from Rutgers University, and a B.A. in Microbiology from Rutgers College. Dr. Mento was selected as a director due to his experience in the biotechnology and pharmaceutical industries, including executive leadership experience at several pharmaceutical companies.

Brittany Bradrick, Director

Ms. Bradrick became a director in January 2022. Ms. Bradrick has served as the Chief Operating Officer and Chief Financial Officer of Neurelis, Inc. since September 2022 and the Chief Financial Officer since October 2021. Prior to joining Neurelis, Ms. Bradrick was Chief Operating Officer and Chief Financial Officer at ViaCyte Inc. from June 2020 to September 2021. Prior to Viacyte, Ms. Bradrick served in strategy and corporate development positions at Insulet Corporation as Vice President, Strategy & Corporate Development from 2016 to 2020 and as Director, Business Development & Alliance Management at Abbott Laboratories (NYSE: ABT). Ms. Bradrick was appointed as a director to Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) on May 4, 2022, and was appointed as the chairperson to the audit committee on May 25, 2022. Prior to these positions, Ms. Bradrick was an investment banker for the life science industry at Piper Jaffray, Credit Suisse, and Chase Securities from 1997 to 2007. Ms. Bradrick began her career as a Federal Reserve Bank Examiner. Ms. Bradrick holds an M.B.A. from the Johnson Graduate School of Management at Cornell University and a B.S. in Business Administration from the University of Missouri. Ms. Bradrick was selected as a director due to her extensive industry and financial experience.

Class III Directors Continuing in Office until the 2027 Annual Meeting

Gerald T. Proehl, Chief Executive Officer and Chairman

Mr. Proehl became a director and our President and Chief Executive Officer in December 2014 and became our Chairman in April 2021. Mr. Proehl has more than 30 years of experience within the pharmaceutical industry and 21 years of experience as a chief executive officer. From January 2002 until January 2014, Mr. Proehl was President and CEO of Santarus, Inc., where he led the sale of Santarus, Inc. to Salix Pharmaceuticals, Inc. for $2.6 billion. Prior to Santarus, Inc., Mr. Proehl worked for Hoechst Marion Roussel, Inc. for 14 years, where he served in various capacities, including VP of Global Marketing. While at Hoechst, he was responsible for marketing products in multiple therapeutic areas, including cardiology, allergy/respiratory, immunology, and neurology. Mr. Proehl holds a B.S. in Education from State University of New York at Cortland, an M.A. in Exercise Physiology from Wake Forest University, and an M.B.A. from Rockhurst University. Mr. Proehl currently serves as chairman of the board of one public company, Tenax Therapeutics, Inc. (NYSE: TENX). Mr. Proehl was selected as an officer and director due to his leadership experience at other companies and his history of founding and operating specialty pharmaceutical companies.

Wendell Wierenga, Ph.D., Director

Dr. Wierenga became a director in September 2016. From June 2011 to January 2014, Dr. Wierenga served as Executive Vice President, Research and Development at Santarus, Inc., a public biopharmaceutical company that was acquired by Salix Pharmaceuticals, Inc. in January 2014. From July 2004 to May 2011, Dr. Wierenga served as Executive Vice President, Research and Development at Ambit Biosciences Corporation and Neurocrine Biosciences, Inc. (Nasdaq: NBIX). Prior to Neurocrine, from August 1999 to June 2004 he served as the Chief Executive Officer for Syrrx, Inc. where he built an early-stage biotech company which was acquired by Takeda Pharmaceutical Company Limited in 2005. From 1990 to 2000, Dr. He also was Sr. VP of Research at Parke Davis/Warner Lambert, when it was acquired by Pfizer Inc. and prior to that held various positions in research at Upjohn Pharmaceuticals from 1974-1990. Dr. Wierenga earned his Ph.D. in chemistry from Stanford University and his B.A. from Hope College in Holland, Michigan. Dr. Wierenga is currently the chair of the Board of Directors of Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX) and is also a member of the Board of Directors of Cytokinetics, Inc. (Nasdaq: CYTK). He was most recently was on the Board of Directors for Anacor Pharmaceuticals Inc. and XenoPort, Inc. prior to their sales to Pfizer Inc. and Arbor Pharmaceuticals, LLC, respectively. Dr. Wierenga was selected as a director due to his industry and executive business experience.

Kathleen Scott, Director

Ms. Scott became a director upon the effectiveness of our initial public offering in August 2021. Ms. Scott is currently the Chief Financial Officer of ARS Pharmaceuticals, Inc., a publicly traded biotech company (Nasdaq: SPRY). Prior to ARS Pharmaceuticals, Ms. Scott was the Chief Financial Officer of Neurana Pharmaceuticals from January 2017 to March 2022, Recros Medica from August 2014 to April 2021, Adigica Health from February 2016 to March 2021, Clarify Medical from August 2014 to December 2016, Oncternal Therapeutics from March 2016 to May 2016, MDRejuvena from August 2014 to August 2016, and BioSurplus from March 2010 to November 2014. Prior to BioSurplus, Ms. Scott was a Partner at RA Capital Advisors, a San Diego private investment bank providing financial advisory services. Ms. Scott spent over 15 years with RA Capital Advisors, from December 1994 to July 2010, completing billions of dollars of mergers, acquisitions, divestitures, and restructurings for a broad range of corporate clients. Ms. Scott started her career as an auditor in Arthur Andersen’s San Diego office, focusing on both public and private clients. Ms. Scott was the past board chair and is a current director of the YMCA of San Diego County. In September of 2023 Ms. Scott became a director of NKGen Biotech, Inc. (OTCQX: NKGN) and is currently the chair of its audit and compensation committees. Ms. Scott is a CPA and CFA charter holder and graduated magna cum laude from UCLA with a B.S. in economics/business. Ms. Scott was selected as a director due to her extensive industry and financial experience.

CORPORATE GOVERNANCE

Board of Director Composition

Our Board is currently composed of eight directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

In accordance with the terms of our Certificate of Incorporation and our amended and restated bylaws, as amended, (“Bylaws”) our Board is divided into three classes, Class I, Class II, and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors are divided among the three classes as follows:

●	The Class I directors are Mary Fisher and Andrew Sandler, M.D; their terms expire at the current Annual Meeting.

●	The Class II directors are David Hale, Brittany Bradrick, and Steven J. Mento, Ph.D.; their terms will expire at the 2026 annual meeting of stockholders.

●	The Class III directors are Gerald T. Proehl, Wendell Wierenga, Ph.D., and Kathleen Scott; their terms expire at the 2027 annual meeting of stockholders.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director.

Board of Director Meetings

Our Board met 16 times in 2024. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such directors served on the Board) and (ii) the total number of meetings of all committees of our Board on which the director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings.

Director Independence

The Nasdaq Stock Market LLC requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the rules require that each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, among other things, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that David Hale, Wendell Wierenga, Ph.D., Andrew Sandler, M.D., Mary Fisher, Steven J. Mento, Ph.D., Brittany Bradrick, and Kathleen Scott do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Rules of Nasdaq and the SEC.

Board Committees

Our Board has established an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee named above are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees operate under a charter that has been approved by our Board, which are available on our website.

Audit Committee. Our Audit Committee consists of Kathleen Scott, Mary Fisher, and Brittany Bradrick, with Ms. Scott serving as the Chairwoman of the Audit Committee. Our Board has determined that the three directors currently serving on our Audit Committee are independent within the meaning of the Nasdaq Marketplace Rules and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that Kathleen Scott qualifies as an audit committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm, and in particular the provision of additional services to each entity covered by the Audit Committee;

●	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	monitoring the audit of our financial statements;

●	setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

●	reviewing our significant risks or exposures and assessing the steps that management has taken or should take to monitor and minimize such risks or exposures;

●	reviewing the adequacy of our internal control over financial reporting, including information system controls and security;

●	monitoring the effectiveness of our systems of internal control, internal audit and risk management for each entity covered by the Audit Committee;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

●	overseeing cybersecurity risk management and strategies;

●	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Audit Committee operates pursuant to a charter that is available on our website at https://ir.dermatarx.com/ under the Governance section. Our Audit Committee met 5 times in 2024.

Compensation Committee. Our Compensation Committee consists of Wendell Wierenga, Ph.D., David Hale, and Andrew Sandler, M.D., with Dr. Wierenga serving as the Chairman of the Compensation Committee. Our Board has determined that the three directors currently serving on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee’s responsibilities include:

●	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, the officers who report directly to the chief executive officer and all officers who are “insiders” subject to Section 16 of the Exchange Act;

●	evaluating the performance of our chief executive officer and such other officers in light of such corporate goals and objectives and determining and approving, or recommending to our Board for approval, the compensation of our chief executive officer and such other officers;

●	appointing, compensating, and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

●	conducting the independence assessment outlined in the listing standards of the Nasdaq Capital Market with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

●	annually reviewing and reassessing the adequacy of the committee charter;

●	reviewing and establishing our overall management compensation and our compensation philosophy and policy;

●	overseeing and administering our equity compensation and other compensatory plans;

●	reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

●	reviewing and making recommendations to our Board with respect to non-employee director compensation; and

●	producing a report, if required, on executive compensation to be included in our annual proxy statement or Annual Report on Form 10-K.

Our Compensation Committee operates pursuant to a charter that is available on our website at https://ir.dermatarx.com/ under the Governance section. Our Compensation Committee met 2 times in 2024.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of David Hale, Steven Mento, Ph.D., and Andrew Sandler, M.D., with Mr. Hale serving as the Chairman of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards.

The nominating and corporate governance committee’s responsibilities include:

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholder;

●	identifying individuals qualified to become members of our Board;

●	recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

●	developing and recommending to our Board a set of corporate governance principles;

●	articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;

●	reviewing and recommending to our Board practices and policies with respect to directors;

●	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board;

●	reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board for approval;

●	considering and reporting to our Board any questions of possible conflicts of interest of Board’s members;

●	providing for new director orientation and continuing education for existing directors on a periodic basis;

●	performing an evaluation of the performance of the committee; and

●	overseeing the evaluation of our Board.

Our Nominating and Corporate Governance Committee operates pursuant to a charter that is available on our website at https://ir.dermatarx.com/ under the Governance section. Our Nominating and Corporate Governance Committee met 1 time in 2024.

Director Nominations Process

The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on our Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at an annual meeting of stockholders, the Nominating and Corporate Governance Committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race and ethnicity; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. Stockholders who wish to recommend a candidate for nomination should contact our Secretary in writing and provide the following information:

●	the name and address of record of the security holder;

●	a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934;

●	the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

●	a description of the qualifications and background of the proposed director candidate and a representation that the proposed director candidate meets applicable independence requirements;

●	a description of any arrangements or understandings between the security holder and the proposed director candidate; and

●	the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer and Chairman positions are held by Gerald T. Proehl. Mr. Proehl currently beneficially owns approximately 12.6% of the voting power of our Common Stock (including shares beneficially owned by Proehl Investment Ventures LLC). Periodically, our Board assesses these roles and the board of directors leadership structure to ensure the interests of Dermata and our stockholders are best served. Our Board has determined that its current leadership structure is appropriate. Gerald T. Proehl, as one of our founders and as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of us, our business and the risks associated with our business.

While management is responsible for assessing and managing risks to Dermata, our board of directors is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full board of directors, which has responsibility for general oversight of risks, and standing committees of our board of directors. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to financial risk is handled. In accordance with those policies, our Board and the Board committees have an active role in overseeing management of the Company’s risks. Our Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees financial and cybersecurity risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board and potential conflicts of interest.

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of Dermata is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130, Attention: Corporate Secretary.

Evaluations of the Board of Directors

The Board evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by the Nominating and Corporate Governance Committee. The Board discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the Board or any committee thereof or of the directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our employees, officers and directors. A current copy of the code is posted on the Corporate Governance section of our website, which is located at www.dermatarx.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above or in filings with the SEC. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this Proxy Statement.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director, and employee, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

Insider Trading Policy

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities and certain other securities that applies to all Company personnel, including directors, officers, and employees. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Limitation of Directors Liability and Indemnification

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers, as of the Record Date:

Name	Age	Position(s)	Serving in Position Since
Gerald T. Proehl	66	President, Chief Executive Officer and Chairman	2014
Kyri K. Van Hoose	47	Senior Vice President, Chief Financial Officer	2021
Christopher J. Nardo, Ph.D.	60	Senior Vice President, Chief Development Officer	2022
Maria Bedoya Toro Munera, Ph.D.	74	Senior Vice President, Regulatory Affairs & Quality Assurance	2016

Our executive officers are elected by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Management

Gerald T. Proehl, President, Chief Executive Officer, and Chairman

Mr. Proehl became a director and our President and Chief Executive Officer in December 2014 and became our Chairman in April 2021. For Mr. Proehl’s biography, please see the section above entitled “Class III Directors Continuing in Office until the 2027 Annual Meeting.”

Kyri K. Van Hoose, Senior Vice President, Chief Financial Officer

Ms. Van Hoose became our Senior Vice President and Chief Financial Officer in September 2021. Ms. Van Hoose is a seasoned and collaborative professional with over 20 years of experience in the life science industry. Prior to joining Dermata, from September 2020 to April 2021, Ms. Van Hoose served as Chief Financial Officer of TEGA Therapeutics, Inc., a private biotechnology company. Prior to TEGA, from November 2019 to April 2020, Ms. Van Hoose served as the head of finance for Curzion Pharmaceuticals, Inc., a private, rare disease company, until its acquisition by Horizon Therapeutics plc in April 2020. Ms. Van Hoose also served as head of finance at Avelas Biosciences, Inc., a clinical-stage biotechnology company from December 2017 to July 2019. From September 2005 to February 2016, Ms. Van Hoose held leadership positions of increasing responsibilities at Acadia Pharmaceuticals, Inc., including Senior Director of Finance and Corporate Controller. Ms. Van Hoose began her career at Deloitte and is a licensed Certified Public Accountant (California inactive). Ms. Van Hoose earned her B.S. in Accounting at the University of Southern California and M.B.A. at the University of California, Irvine.

Christopher J. Nardo, Ph.D., Senior Vice President, Chief Development Officer

Dr. Nardo became our Senior Vice President and Chief Development Officer in July 2022, and previously was our Senior Vice President of Development beginning in June 2015. Dr. Nardo has more than 25 years’ experience in the biopharmaceutical industry and has successfully filed more than a dozen marketing applications in the United States, Europe, Canada, Australia and Japan. His experience spans pre-clinical work through Phase 4 drug development of both small molecules and biologics for a broad range of therapeutic areas including: dermatology, ophthalmology, oncology, antiviral, urology, auto-immune and cardiology. From 2010 to 2015, Dr. Nardo was Senior Director of Clinical Development at Allergan where he had responsibility for the conduct, submission, and approval of several global drug development programs, involving multiple dermatology assets, which included several new indications for BOTOX®. From 2005 to 2010, Dr. Nardo served as Vice President of Clinical Operations at Spectrum Pharmaceuticals where he worked on developing new therapeutic opportunities in oncology and urology, including Fusilev® and Zevalin®. Prior to joining Spectrum, Dr. Nardo held several clinical development positions with increasing responsibility at CancerVax Corporation, The Immune Response Corporation, and Procter and Gamble. Dr. Nardo earned a Ph.D. in Epidemiology from the University of North Carolina at Chapel Hill, an M.P.H. from San Diego State University, and a B.S. (Biology) from Loyola Marymount University.

Maria Bedoya Toro Munera, Ph.D., Senior Vice President, Regulatory Affairs & Quality Assurance

Dr. Bedoya Toro Munera became our Senior Vice President of Regulatory Affairs and Quality Assurance in January 2016. Dr. Bedoya Toro Munera has more than 30 years of experience in regulatory compliance, quality control and quality assurance within the pharmaceutical industry. From 2014 until its sale to Celgene in 2015, Dr. Bedoya Toro Munera served as Senior Vice President, Regulatory Affairs and Quality Assurance at Receptos Inc. Prior to Receptos, Inc., Dr. Bedoya Toro Munera served as Senior Vice President of Regulatory Affairs and Quality Assurance at Santarus, Inc. from June 2007 to January 2014. She previously served as Senior Director Regulatory Affairs at Eisai Medical Research Inc., from November 2006 to May 2007, moving to Eisai from Ligand Pharmaceuticals, Inc. when Ligand divested their oncology products to Eisai in November 2006. Dr. Bedoya Toro Munera worked as Senior Director Global Regulatory Affairs and Compliance at Ligand from 2003 to 2006. From 2000 to 2003, she served as Director Global Regulatory Affairs at Baxter Hyland Immuno. From 1998 to 2000, Dr. Bedoya Toro Munera worked at BASF Bioresearch Corporation as Director, Regulatory Affairs/Quality, and from 1996 to 1998, she worked as Director, Quality Assurance and Regulatory Compliance at Amylin Pharmaceuticals. From 1988 to 1996, Dr. Bedoya Toro Munera worked at Rhone-Poulenc Rorer in a number of increasingly responsible positions in regulatory compliance, quality assurance, quality control and compliance. Dr. Bedoya Toro Munera holds an M.B.A. from the University of Chicago, and a Ph.D. in bio-analytical chemistry from Ohio University. In addition, she has a M.A. in bio-analytical chemistry and a B.S. in chemistry from Western Michigan University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, or paid to our chief executive officer, chief financial officer and the most highly-compensated executive officer (other than the chief executive officer and chief financial officer) who were serving as executive officers as of December 31, 2024 and December 31, 2023 for services rendered in all capacities to us for the years ended December 31, 2024 and December 31, 2023. These individuals are our Named Executive Officers for 2024. We had no other named executive officers in 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus		Stock Option Awards (3)		Total
Gerald T. Proehl	2024	$280,000	$117,600	(1)	$64,373		$461,973
President and Chief Executive Officer	2023	280,000	112,000	(2)	-		392,000

Kyri K. Van Hoose	2024	328,500	110,376	(1)	25,740		464,616
Senior Vice President, Chief Financial Officer	2023	315,000	100,800	(2)	26,450	(4)	442,250	(5)

Christopher J. Nardo, Ph.D.	2024	349,500	117,432	(1)	25,748		492,680
Senior Vice President, Chief Development Officer	2023	336,000	107,520	(2)	26,450	(4)	469,970	(5)

(1)	Bonuses earned for 2024 were paid in April 2025.

(2)	Bonuses earned for 2023 were paid in January 2024.

(3)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024 and 2023. These amounts have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are described in Note 7 to our financial statements. This amount does not reflect the actual economic value that will be realized by the executives upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)	These option awards outstanding as of December 31, 2023, were cancelled for no consideration in February 2024. The Company did not award any replacement stock options.

(5)	Includes the option awards outstanding as of December 31, 2023, that were cancelled for no consideration in February 2024.

Employment Agreements with Our Named Executive Officers

We are party to employment agreements with each of our Named Executive Officers listed below. Each of these Named Executive Officers are currently party to customary confidentiality and intellectual property assignment agreements with us.

Gerald T. Proehl

On December 6, 2021, we entered into an employment agreement with Mr. Proehl (the “Proehl Agreement”). Under the terms of the Proehl Agreement, Mr. Proehl holds the position of President and Chief Executive Officer and is due a base salary of $350,000 annually. However, starting in July 2022, in an effort to preserve the Company’s cash, Mr. Proehl voluntarily agreed to a base salary of $280,000, which the Compensation Committee approved. In addition, Mr. Proehl is eligible to receive an annual bonus, with a target amount equal to 50% of Mr. Proehl’s base salary. The actual amount of each annual bonus will be based upon the level of achievement of certain of our corporate objectives and Mr. Proehl’s individual objectives, in each case, as established by the Company and Mr. Proehl for the calendar year with respect to which the annual bonus relates. The determination of the level of achievement of the corporate objectives and Mr. Proehl’s individual performance objectives for a year shall be made by us in our reasonable discretion. In addition, Mr. Proehl is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our board of directors or the Compensation Committee, in their discretion. Mr. Proehl will also be eligible to participate in any executive benefit plan or program we adopt.

We may terminate Mr. Proehl’s employment at any time without Cause (as that term is defined in the Proehl Agreement) upon four weeks prior written notice to Mr. Proehl. Mr. Proehl may terminate his employment for Good Reason (as that term is defined in the Proehl Agreement) upon 60 days written notice.

If Mr. Proehl’s employment is terminated without Cause or for Good Reason, Mr. Proehl will be entitled to receive (i) his earned but unpaid base salary through the final day of his employment, (ii) expenses reimbursable under the Proehl Agreement incurred on or prior to the last day of his employment, (iii) any amounts or benefits that are vested amounts or benefits that Mr. Proehl is entitled to receive under any of our equity compensation plans (clauses (i) through (iii) collectively, the Accrued Obligations), (iv) severance payments equal to 12 months of Mr. Proehl’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Mr. Proehl’s termination), (v) a pro-rated payment equal to the annual bonus the Board determines is due, and (vi) if elected, we will reimburse Mr. Proehl for certain COBRA health benefits for 12 months.

Notwithstanding the above, if Mr. Proehl’s employment is terminated without Cause or he resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the 2021 Plan), Mr. Proehl will receive (i) the Accrued Obligations, (ii) severance payments equal to 18 months of Mr. Proehl’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Mr. Proehl’s termination), (iii) the targeted annual bonus amount the Board determines is due to Mr. Proehl, (iv) if elected, we will reimburse Mr. Proehl for certain COBRA health benefits for 18 months, and (v) Mr. Proehl will be deemed to be fully vested in all of his outstanding equity awards as of the date of his termination.

If Mr. Proehl’s employment is terminated with Cause or without Good Reason, he will be entitled to receive (i) his earned but unpaid base salary through the final day of his employment, (ii) expenses reimbursable under the employment agreement incurred on or prior to the last day of his employment, and (iii) any amounts or benefits that are vested amounts or benefits that Mr. Proehl is entitled to receive under any of our equity compensation plans.

We may terminate Mr. Proehl’s employment at any time for Cause upon written notice to Mr. Proehl. Mr. Proehl may voluntarily terminate his employment at any time without Good Reason upon four weeks prior written notice.

Kyri K. Van Hoose

On November 19, 2021, we entered into an employment agreement with Ms. Van Hoose, which was subsequently amended on January 1, 2022 (as amended, the “Van Hoose Agreement”). Under the terms of the Van Hoose Agreement, she holds the position of Senior Vice President and Chief Financial Officer and receives a base salary of $346,568 annually. In addition, Ms. Van Hoose is eligible to receive an annual bonus, with a target amount equal to forty percent (40%) of Ms. Van Hoose’s base salary. The actual amount of each annual bonus will be based upon the level of achievement of our corporate objectives and Ms. Van Hoose’s individual objectives, in each case, as established by us and Ms. Van Hoose for the calendar year with respect to which the annual bonus relates. The determination of the level of achievement of the corporate objectives and Ms. Van Hoose’s individual performance objectives for a year shall be made by us in our reasonable discretion. In addition, pursuant to the terms of her employment agreement, Ms. Van Hoose is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our board of directors or Compensation Committee, in their discretion. Ms. Van Hoose is also eligible to participate in any executive benefit plan or program we adopt.

We may terminate Ms. Van Hoose’s employment at any time without Cause (as that term is defined in the Van Hoose Agreement) upon two weeks prior written notice to Ms. Van Hoose. Ms. Van Hoose may terminate her employment for Good Reason (as that term is defined in the Van Hoose Agreement) upon 60 days written notice to us, upon which notice we have 30 days to cure the conditions that Ms. Van Hoose considers to be Good Reason, subject to certain conditions set forth in her employment agreement.

If Ms. Van Hoose’s employment is terminated without Cause or for Good Reason, Ms. Van Hoose will be entitled to receive (i) the Accrued Obligations, (ii) severance payments equal to nine months of Ms. Van Hoose’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Ms. Van Hoose’s termination), (iii) the targeted annual bonus amount the Board determines is due to Ms. Van Hoose, and (iv) if elected, the Company will reimburse Ms. Van Hoose for certain COBRA health benefits for nine months.

Notwithstanding the above, if Ms. Van Hoose’s employment is terminated without Cause or she resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the 2021 Plan), Ms. Van Hoose will receive (i) the Accrued Obligations, (ii) severance payments equal to 12 months of Ms. Van Hoose’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Ms. Van Hoose’s termination), (iii) the targeted annual bonus amount the Board determines is due to Ms. Van Hoose, (iv) if elected, the Company will reimburse Ms. Van Hoose for certain COBRA health benefits for 12 months, and (v) Ms. Van Hoose will be deemed to be fully vested in all of her outstanding equity awards as of the date of her termination.

If Ms. Van Hoose’s employment is terminated with Cause or without Good Reason, she is entitled to receive (i) her earned but unpaid base salary through the final day of her employment, (ii) expenses reimbursable under the employment agreement incurred on or prior to the last day of her employment, and (iii) any amounts or benefits that are vested amounts or benefits that Ms. Van Hoose is entitled to receive under any of our equity compensation plans.

We may terminate Ms. Van Hoose’s employment at any time for Cause upon written notice to Ms. Van Hoose. Ms. Van Hoose may voluntarily terminate her employment at any time without Good Reason upon two weeks prior written notice to us.

Christopher J. Nardo, Ph.D.

On August 17, 2021, we entered into an employment agreement with Dr. Nardo, which was subsequently amended on December 6, 2021, January 1, 2022, and July 1, 2022 (as amended, the “Nardo Agreement”). Dr. Nardo holds the position of Senior Vice President, Chief Development Officer and receives a base salary of $366,975 annually. In addition, Dr. Nardo is eligible to receive an annual bonus, with a target amount equal to forty percent (40%) of Dr. Nardo’s base salary. The actual amount of each annual bonus will be based upon the level of achievement of our corporate objectives and Dr. Nardo’s individual objectives, in each case, as established by us and Dr. Nardo for the calendar year with respect to which the annual bonus relates. The determination of the level of achievement of the corporate objectives and Dr. Nardo’s individual performance objectives for a year shall be made by us in our reasonable discretion. In addition, pursuant to the terms of his employment agreement, Dr. Nardo is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our board of directors or Compensation Committee, in their discretion. Dr. Nardo is also eligible to participate in any executive benefit plan or program we adopt.

We may terminate Dr. Nardo’s employment at any time without Cause (as that term is defined in the Nardo Agreement) upon two weeks prior written notice to Dr. Nardo. Dr. Nardo may terminate his employment for Good Reason (as that term is defined in the Nardo Agreement) upon 60 days written notice to us, upon which notice we have 30 days to cure the conditions that Dr. Nardo considers to be Good Reason, subject to certain conditions set forth in his employment agreement.

If Dr. Nardo’s employment is terminated without Cause or for Good Reason, Dr. Nardo will be entitled to receive (i) the Accrued Obligations, (ii) severance payments equal to nine months of Dr. Nardo’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Dr. Nardo’s termination), (iii) the targeted annual bonus amount the Board determines is due to Dr. Nardo, and (iv) if elected, the Company will reimburse Dr. Nardo for certain COBRA health benefits for nine months.

Notwithstanding the above, if Dr. Nardo’s employment is terminated without Cause or he resigns for Good Reason either within three months immediately preceding or within one year after a Change of Control (as defined in the 2021 Plan), Dr. Nardo will receive (i) the Accrued Obligations, (ii) severance payments equal to 12 months of Dr. Nardo’s base salary (to be paid in a lump sum on the next regular payroll date within 60 days of Dr. Nardo’s termination), (iii) the targeted annual bonus amount the Board determines is due to Dr. Nardo, (iv) if elected, the Company will reimburse Dr. Nardo for certain COBRA health benefits for 12 months, and (v) Dr. Nardo will be deemed to be fully vested in all of his outstanding equity awards as of the date of his termination.

If Dr. Nardo’s employment is terminated with Cause or without Good Reason, he is entitled to receive (i) his earned but unpaid base salary through the final day of his employment, (ii) expenses reimbursable under the employment agreement incurred on or prior to the last day of his employment, and (iii) any amounts or benefits that are vested amounts or benefits that Dr. Nardo is entitled to receive under any of our equity compensation plans.

We may terminate Dr. Nardo’s employment at any time for Cause upon written notice to Dr. Nardo. Dr. Nardo may voluntarily terminate his employment at any time without Good Reason upon two weeks prior written notice to us.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes, for each of the named executive officers, the number of shares of Common Stock underlying outstanding stock options held as of December 31, 2024.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Vesting
Name	Exercisable	Unexercisable	Price	Date	Schedule

Gerry T. Proehl	-	8,333	$9.1485	1/3/2034	(1)

Kyri K. Van Hoose	-	3,332	$9.1485	1/3/2034	(1)

Christopher J. Nardo, Ph.D.	-	3,333	$9.1485	1/3/2034	(1)

(1) This stock option award was granted January 4, 2024. The shares underlying the option will vest as to 25% upon the 12-month anniversary of the grant date and will vest as to 75% in 36 equal monthly installments commencing on the 12-month anniversary of the grant date.

The outstanding options awards held by our Named Executive Officers as of December 31, 2023, were cancelled for no consideration in February 2024. None of our Named Executive Officers have been granted any replacement options. We otherwise did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding option awards during the year ended December 31, 2024.

DIRECTOR COMPENSATION

Director Compensation Table - 2024

The following table sets forth information concerning the compensation paid to our non-employee directors during 2024.

Name	Fees Earned Paid in Cash (1)	Stock Awards (2)	Stock Option Awards (3)(4)	Total
David Hale	$73,000	$-	$4,986	$77,986
Wendell Wierenga, Ph.D.	50,000	-	4,986	54,986
Kathleen Scott	55,000	-	4,986	59,986
Steven J. Mento, Ph.D.	44,000	-	4,986	48,986
Mary Fisher	47,500	-	4,986	52,486
Andrew Sandler, M.D.	49,000	-	4,986	53,986
Brittany Bradrick	47,500	-	4,986	52,486

(1)	Board of Director fees earned or paid in cash were for calendar year 2024, representing fees earned by our non-employee directors.

(2)	The Board of Directors did not receive stock awards in 2024. All compensation was paid in cash.

(3)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2024. These amounts have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are described in Note 7 to our financial statements. This amount does not reflect the actual economic value that will be realized by the directors upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)	In February 2024, the following options held by directors were cancelled for no consideration: (i) options exercisable for 625 shares of common stock held by David Hale; (ii) options exercisable for 1,378 shares of common stock held by Wendell Wierenga, Ph.D.; (iii) options exercisable for 937 shares of common stock held by Kathleen Scott; (iv) options exercisable for 937 shares of common stock held by Steven J. Mento, Ph.D.; (v) options exercisable for 937 shares of common stock held by Mary Fisher; (vi) options exercisable for 937 shares of common stock held by Andrew Sandler, M.D.; and (vii) options exercisable for 625 shares of common stock held by Brittany Bradrick. None of our directors have been granted any replacement options.

Director Compensation Policy

We have adopted a compensation policy pursuant to which our non-employee board members receive $40,000 per year ($60,000 for Lead Director), each member of the Audit Committee receives $7,500 per year ($15,000 for the Chair), each member of the Compensation Committee receives $5,000 per year ($10,000 for the Chair), and each member of the Nominating and Corporate Governance Committee receives $4,000 per year ($8,000 for the Chair). Any compensation to be paid under this policy may be made in cash or restricted stock units at the election of each board member which must be made in the prior calendar year. As part of this director compensation policy, our directors may elect to receive their annual compensation (i) 100% in restricted stock units, (ii) 50% in cash and 50% in restricted stock units, or (iii) 100% in cash. To the extent any of our directors elect to receive any of their compensation in restricted stock units, such restricted stock units will not be subject to any vesting term.

We have also adopted an equity compensation policy pursuant to which board members shall be granted stock options to purchase shares of our Common Stock upon joining the board of directors (“New Director Grants”), and at the beginning of each year, each then serving non-employee director shall be automatically granted stock options to purchase shares of our Common Stock (“Continuing Director Grants”). New Director Grants vest upon the third anniversary of the date of grant, and the Continuing Director Grants vest in twelve equal monthly installments commencing on the date of grant. These stock options shall have a term of ten years and shall have an exercise price equal to 100% of the fair market value of a share of common stock on the date of grant. All options to be granted under this policy will be granted pursuant to our 2021 Plan.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Consistent with our annual compensation cycle, the Compensation, Corporate Governance and Nominating Committee has for several years granted annual equity awards to its executive officers and directors at the start of the new fiscal year. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

No stock options were issued to executive officers in fiscal year 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Equity Compensation Plan Information

2021 Equity Incentive Plan

General

On March 24, 2021, our Board and stockholders adopted the 2021 Plan which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our Common Stock and other types of awards. On June 29, 2021, our Board and stockholders approved an amendment to the 2021 Plan to increase the aggregate number of shares of Common Stock available for issuance in connection with options and other awards granted under the 2021 Plan. On June 22, 2023, our Board and stockholders approved an additional amendment to the 2021 plan to increase the aggregate number of shares of Common Stock available for issuance in connection with options and other awards under the 2021 Plan. On May 7, 2024, our Board and stockholders approved an additional amendment to the 2021 plan to increase the aggregate number of shares of Common Stock available for issuance in connection with options and other awards under the 2021 Plan and to increase the evergreen portion of the Overall Share Limit provision under the 2021 Plan.

The general purpose of the 2021 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2021 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

The following table provides information with respect to our compensation plans under which equity compensation was authorized as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(2)
Equity compensation plans approved by security holders(1)	52,341	$6.03	26,675
Equity compensation plans not approved by security holders	-	-	-
Total	52,341		26,675

(1)	The amounts shown in this row include securities under the 2021 Plan.

(2)	In accordance with the “evergreen” provision in the 2021 Plan, an additional 125,888 shares were automatically made available for issuance on the first day of 2025, which represents 5% of the number of shares outstanding on December 31, 2024; these shares are excluded from this calculation.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors (the “Board”) of Dermata Therapeutics, Inc. (the “Company”) submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2024, as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2024.

2.	The Audit Committee has discussed with representatives of Moss Adams LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission.

3.	The Audit Committee has discussed with Moss Adams LLP, the Company’s independent registered public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by Moss Adams LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Audit Committee of Dermata Therapeutics, Inc.

Kathleen Scott, Chairwoman

Mary Fisher

Brittany Bradrick

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 16, 2025, by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our Common Stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our directors and current officers as a group.

Beneficial ownership is determined based on the rules and regulations of the SEC. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of May 16, 2025 are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person(s). Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Unless indicated below, the address of each individual listed below is c/o Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130.

The percentage of the Common Stock beneficially owned by each person or entity named in the following table is based on 6,378,118 shares of Common Stock issued and outstanding as of May 16, 2025 plus any shares issuable upon exercise of options or warrants that are exercisable on or within 60 days after May 16, 2025 held by such person or entity.

Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage of Shares Beneficially Owned

5% or Greater Stockholders
Proehl Investment Ventures LLC	799,624	(3)(4)	12.5%
Armistice Capital, LLC	1,065,076	(5)	9.99%

Named Executive Officers and Directors other than 5% or Greater Stockholders
Gerald T. Proehl	804,445	(3)(4)(6)	12.6%
Christopher J. Nardo, Ph.D.	1,362	(7)	*
Kyri K. Van Hoose	80,003	(8)	*
David Hale	84,795	(9)(10)(11)	*
Wendell Wierenga, Ph.D.	3,425	(12)	*
Kathleen Scott	3,288	(13)	*
Steven J. Mento, Ph.D.	3,166	(14)	*
Mary Fisher	200,112	(15)	3.1%
Andrew Sandler, M.D.	3,265	(16)	*
Brittany Bradrick	3,261	(17)	*
All Directors and Officers as a Group (11 persons)	1,187,122		18.5%
*Less than 1%.

(1)	Unless noted otherwise, the address of all listed stockholders is 3525 Del Mar Heights Rd., #322 San Diego, CA 92130. Each of the stockholder listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of Common Stock listed above are owned as of May 16, 2025, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(3)	Gerald T. Proehl, our Chairman and Chief Executive Officer is the Chairman and Chief Executive Officer of Proehl Investment Ventures LLC. Due to Mr. Proehl’s ownership of Proehl Investment Ventures LLC, he may be deemed to have sole voting and dispositive control over the shares of our Common Stock held by Proehl Investment Ventures LLC. As a result, Mr. Proehl may be deemed to beneficially own the shares of our Common Stock held by Proehl Investment Ventures LLC.

(4)	Includes (i) 799,508 shares of Common Stock held by Proehl Investment Ventures LLC, and (ii) 116 shares of Common Stock issuable upon exercise of warrants held by Proehl Investment Ventures LLC that are exercisable within 60 days of May 16, 2025. Excludes 787,402 shares of common stock issuable upon exercise of warrants that are not exercisable until the transaction in which they were issued is approved by the Company’s stockholders.

(5)	Includes, based on the Schedule 13G/A filed on May 15, 2025, by Armistice Capital, LLC, (i) 1,065,076 shares of Common Stock held by Armistice Capital, LLC. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. Armistice Capital, LLC’s address is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(6)	Includes (i) 247 shares of Common Stock held by Mr. Proehl, (ii) 3,124 shares of Common Stock issuable upon exercise of stock options held by Mr. Proehl exercisable within 60 days of May 16, 2025, (iii) 37 shares of Common Stock held by Mr. Proehl as Trustee of the Megan Proehl Wilder 2020 Irrevocable Trust, (iv) 74 shares of Common Stock held by Mr. Proehl as Trustee of the Allison Taylor Proehl 2020 Irrevocable Trust, (v) 149 shares of Common Stock held by Mr. Proehl as Trustee of the Sean Michael Proehl Irrevocable Trust Dated December 18, 2020, and (vi) 595 shares of Common Stock and warrants to purchase up to 595 shares of Common Stock held by Mr. Proehl as Trustee of the Proehl Family Trust. Does not include 50,209 shares of Common Stock issuable upon exercise of stock options held by Mr. Proehl that are not exercisable within 60 days of May 16, 2025.

(7)	Includes (i) 103 shares of Common Stock held by Dr. Nardo, (ii) 1,249 shares of common stock issuable upon exercise of stock options held by Dr. Nardo exercisable within 60 days of May 16, 2025, and (iii) 10 shares of Common Stock held by Dr. Nardo as Co-Trustee of the Nardo Family Trust Dated October 3, 2001. Does not include 22,084 shares of Common Stock issuable upon exercise of stock options held by Dr. Nardo that are not exercisable within 60 days of May 16, 2025.

(8)	Includes (i) 78,741 shares of Common Stock held by Ms. Van Hoose, and (ii) 1,262 shares of Common Stock issuable upon exercise of stock options held by Ms. Van Hoose exercisable within 60 days of May 16, 2025. Does not include 22,070 shares of Common Stock issuable upon exercise of stock options held by Ms. Van Hoose that are not exercisable within 60 days of May 16, 2025. Excludes 78,741 shares of common stock issuable upon exercise of warrants that are not exercisable until the transaction in which they were issued is approved by the Company’s stockholders.

(9)	David Hale, our Lead Director, is the Chairman and Chief Executive Officer of Hale BioPharma Ventures LLC. Due to Mr. Hale’s control of Hale BioPharma Ventures LLC, he may be deemed to have sole voting and dispositive control over the shares of our Common Stock held by Hale BioPharma Ventures LLC. As a result, Mr. Hale may be deemed to beneficially own the shares of our Common Stock held by Hale BioPharma Ventures LLC.

(10)	Includes (i) 80,957 shares of Common Stock held by Hale BioPharma Ventures LLC, and (ii) 12 shares of Common Stock held by Hale BioPharma Ventures LLC issuable upon exercise of warrants exercisable within 60 days of May 16, 2025. Excludes 78,741 shares of common stock issuable upon exercise of warrants that are not exercisable until the transaction in which they were issued is approved by the Company’s stockholders.

(11)	Includes (i) 314 shares of Common Stock held by Mr. Hale, (ii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Mr. Hale exercisable within 60 days of the Record Date, (iii) 50 shares of Common Stock held by a limited partnership of which Mr. Hale serves as the General Partner and as such, has voting and dispositive control over the shares of Common Stock, and (iv) 148 shares of Common Stock and warrants to purchase up to 148 shares of Common Stock held by Mr. Hale as Trustee of the Hale Family Trust. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Mr. Hale that are not exercisable within 60 days of May 16, 2025.

(12)	Includes (i) 259 shares of Common Stock held by Dr. Wierenga, and (ii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Dr. Wierenga exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Dr. Wierenga that are not exercisable within 60 days of May 16, 2025.

(13)	Includes (i) 10 shares of Common Stock held by Ms. Scott as Trustee of the Scott 2008 Trust dated 3/28/08, (ii) 112 shares of Common Stock held by Ms. Scott, and (iii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Ms. Scott exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Ms. Scott that are not exercisable within 60 days of May 16, 2025.

(14)	Includes 3,166 shares of Common Stock issuable upon exercise of stock options held by Dr. Mento exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Dr. Mento that are not exercisable within 60 days of May 16, 2025.

(15)	Includes (i) 196,946 shares of Common Stock held by Ms. Fisher, and (ii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Ms. Fisher exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Ms. Fisher that are not exercisable within 60 days of May 16, 2025. Excludes 196,851 shares of common stock issuable upon exercise of warrants that are not exercisable until the transaction in which they were issued is approved by the Company’s stockholders.

(16)	Includes (i) 99 shares of Common Stock held by Dr. Sandler, and (ii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Dr. Sandler exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Dr. Sandler that are not exercisable within 60 days of May 16, 2025.

(17)	Includes (i) 95 shares of Common Stock held by Ms. Bradrick, and (ii) 3,166 shares of Common Stock issuable upon exercise of stock options held by Ms. Bradrick exercisable within 60 days of May 16, 2025. Does not include 2,500 shares of Common Stock issuable upon exercise of stock options held by Ms. Bradrick that are not exercisable within 60 days of May 16, 2025.

Transactions with Related Persons

The following is a description of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements with our Named Executive Officers which are described under “Executive Compensation.”

Employment Agreement with Child of Chief Executive Officer

Sean Proehl, the son of Gerald T. Proehl, our Chief Executive Officer, is currently employed as our Associate General Counsel. Mr. Sean Proehl receives a salary of $212,000 a year. In addition, Mr. Sean Proehl is eligible to receive, from time to time, equity awards under our existing equity incentive plan, or any other equity incentive plan we may adopt in the future, and the terms and conditions of such awards, if any, will be determined by our Board of Directors or Compensation Committee, in its discretion.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

January 2025 Private Placement

On January 21, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,935,412 shares (the “Shares”) of our Common Stock, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 72,468 shares of our Common Stock, at an exercise price of $0.001 per share, and (iii) warrants (the “Warrants”) to purchase up to 2,007,880 shares of our Common Stock at an exercise price of $1.27 per share. The purchase price per Share and accompanying Warrant was $1.27 and the purchase price per Pre-Funded Warrant and accompanying Warrant was $1.269. The Pre-Funded Warrants are exercisable immediately, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of the Warrants. The Warrants will expire five years from the effective date of stockholder approval. The Private Placement closed on January 23, 2025.

Certain related persons, including Gerald T. Proehl, our Chief Executive Officer and Mary Fisher, member of our Board of Directors, participated in the Private Placement. Mr. Gerlad T. Proehl, through Proehl Investment Ventures LLC of which he is Managing Member, Chairman and Chief Executive Officer, purchased 787,402 Shares and accompanying Warrants for a purchase price of $1,000,000.54. Ms. Mary Fisher purchased 196,851 Shares and accompanying Warrants for a purchase price of $250,000.77. Other related persons, including Kyri K. Van Hoose, our Chief Financial Officer, David F. Hale, member of our Board of Directors and Sean Proehl, son of Mr. Gerald T. Proehl and our Associate General Counsel, participated in the Private Placement as well, each of which purchased a number of Shares and accompanying Warrants for a purchase price less than $120,000.The purchase price per Share and accompanying Warrant for our insiders was the same as paid by other investors in the Private Placement. The gross proceeds from the Private Placement were approximately $2.55 million. In February 2025, the holder of the 72,468 Pre-Funded Warrants exercised their shares, resulting in a 72,468 share increase to Common Stock outstanding prior to the filing of this document. Further information regarding the Private Placement is set forth in our Current Report on Form 8-K filed with the SEC on January 23, 2025

Policies and Procedures for Related Party Transactions:

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets as of December 31, 2024, and 2023, and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated party; (ii) the extent of the related person’s interest in the transaction; (iii) the benefits to the Company; (iv) the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; (v) the availability of other sources for comparable products or services; (vi) the terms of the transaction; and (vii) the terms available to unrelated third parties. All related-party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the audit committee that considers the transaction.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP, OR ANY SUCCESSOR ENTITY THERETO, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee of the Board (the “Audit Committee”) has selected Moss Adams LLP (“Moss Adams”), or any successor entity thereto pursuant to the BT Transaction (as defined below), as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025. The Audit Committee approved the appointment of Moss Adams as the Company’s independent registered public accounting firm for the year ended December 31, 2024 and the year ending December 31, 2025.

The Company was notified that Moss Adams has entered into an Equity Purchase Agreement under which Moss Adams and its subsidiaries will undergo a restructuring to effectuate a merger with Baker Tilly US, LLP, Baker Tilly Advisory Group, LP, and their respective subsidiaries and affiliates (the “BT Transaction”). It is anticipated that the BT Transaction will close in early June 2025. Following the closing, the combined audit practices will operate under Baker Tilly US, LLP. On that basis, the Audit Committee believes it will approve the continuation of the engagement if the BT Transaction closes, and continues to recommend the ratification of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

If the merger of Moss Adams and Baker Tilly US, LLP is completed prior to the date of the Annual Meeting, we do not intend to amend or supplement this Proxy Statement to reflect the change in the name or identity of our accounting firm, and we will consider an affirmative vote for this proposal as a vote for ratification of the successor accounting firm following the BT Transaction.

Our stockholders are being asked to ratify the appointment of Moss Adams, or any successor entity thereto. In the event that ratification of this selection of Moss Adams, or any successor entity thereto, is not approved by the stockholders, we will reassess our selection of auditors. Representatives from Moss Adams, our independent registered public accounting firm as of November 9, 2023, or its successor entity, are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement at the Annual Meeting.

Principal Accountant Fees and Services

The following table presents the aggregate fees billed or anticipated to be billed for professional services rendered to us by Moss Adams for our fiscal years ended December 31, 2024 and December 31, 2023:

Fee Category	December 31, 2024	December 31, 2023

Audit Fees (1)	$505,409	$387,188
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$505,409	$387,188

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements, review of the quarterly financial statements, assistance with registration statements filed with the SEC, fees to cover technology and other expenses, and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings or engagements.

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of our annual audited financial statements, the review of our quarterly financial statements and for consents and comfort letters provided in connection with the offerings of our Common Stock.

Tax Fees

Tax fees are principally for services related to tax preparation and filing, as well as tax consulting services associated with tax preparation and filings. No such fees were incurred related to the fiscal year ended December 31, 2024.

Pre-Approval Policies and Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve Proposal 2. As a result, abstentions, broker non-votes, if any, and any other failure to submit a proxy or vote in person at the meeting, will not affect the outcome of the vote of Proposal 2.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MOSS ADAMS LLP, OR ANY SUCCESSOR ENTITY THERETO, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

PROPOSAL 3: TO APPROVE FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK UNDERLYING CERTAIN WARRANTS ISSUED BY US PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 21, 2025, BY AND AMONG US AND THE INVESTORS NAMED ON THE SIGNATORY PAGES THERETO, AND THE ENGAGEMENT LETTER, AS AMENDED, BETWEEN THE COMPANY AND H.C. WAINWRIGHT & CO., LLC, DATED AS OF SEPTEMBER 10, 2024, IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR THE ISSUANCE OF SUCH WARRANTS

Background and Description of the Issuance Proposal

The Private Placement

On January 21, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors for the issuance and sale in a private placement (the “Private Placement”) of (i) 1,935,412 shares (the “Shares”) of the Company’s Common Stock, (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 72,468 shares of Common Stock, at an exercise price of $0.001 per share, and (iii) warrants (the “Common Warrants”) to purchase up to 2,007,880 shares of Common Stock at an exercise price of $1.27 per share (“Common Warrant Shares”). The purchase price per Share and accompanying Common Warrant was $1.27 and the purchase price per Pre-Funded Warrant and accompanying Common Warrant was $1.269.

The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.001 per share. The Common Warrants will be exercisable beginning on the effective date of Stockholder Approval (as defined below) of the issuance of the Warrant Shares (as defined below). The Common Warrants will expire five years from the effective date of Stockholder Approval.

Company insiders, including our Chief Executive Officer, Chief Financial Officer and certain members of our board of directors, participated in the Private Placement. These company insiders purchased an aggregate of 1,220,476 Shares and Common Warrants to purchase up to an aggregate of 1,220,476 shares of Common Stock, for an aggregate purchase price of approximately $1,550,000. The purchase price per Share and accompanying Common Warrant for these Company insiders was the same as paid by other investors in the Private Placement.

A holder of the Pre-Funded Warrants and the Common Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Common Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. In the event of certain fundamental transactions, holders of the Common Warrants will have the right to receive the Black Scholes Value of their Common Warrant calculated pursuant to a formula set forth in the Common Warrant, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

In connection with the Private Placement, we entered into a registration rights agreement (“Registration Rights Agreement”), dated as of January 21, 2025, with the investors, pursuant to which we agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants no later than ten (10) days after the date of the Registration Rights Agreement (the “Registration Statement”). The Registration Statement was declared effective on February 5, 2025, in satisfaction of obligations under the Registration Rights Agreement.

H.C Wainwright & Co., LLC (“Wainwright”) acted as our exclusive placement agent in connection with the Private Placement, pursuant to the Engagement Letter dated as of September 10, 2024 (the “Engagement Letter”), between us and Wainwright. In addition, we issued to Wainwright, or its designees warrants (the “Placement Agent Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to an aggregate of 140,552 shares of Common Stock at an exercise price equal to $1.5875 per share (the “Placement Agent Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”). The Placement Agent Warrants have substantially the same terms as the Common Warrants.

Nasdaq Listing Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction, or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

Reasons for the Private Placement

As of December 31, 2024, our cash and cash equivalents were approximately $3.16 million. We believe that the Private Placement, which yielded net proceeds of approximately $2.3 million, was necessary in light of our cash and funding requirements at the time. In addition, at the time of the Private Placement, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Private Placement.

The Purchase Agreement

The Purchase Agreement contains representations and warranties of us and the institutional and accredited investors, which are typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Purchase Agreement):

●	We agreed not to effect or agree to effect any variable rate transactions until one (1) year after the effective date of the Registration Statement, subject to certain exceptions;

●	We agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until thirty (30) days after the effective date of the Registration Statement; and

●	We agreed to seek stockholder approval in accordance with the applicable law and rules and regulations of the Nasdaq Stock Market (“Stockholder Approval”) at our Annual Meeting to solicit our stockholders’ affirmative vote for approval of the issuance of the Warrant Shares, and to call a meeting every 90 days thereafter if Stockholder Approval is not obtained at the initial meeting, to seek such Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding. This Issuance Proposal is intended to fulfill this final covenant.

The Engagement Letter

Pursuant to the Engagement Letter, we paid the Placement Agent (i) a cash fee equal to (x) 7.0% of the aggregate gross proceeds of the Private Placement raised from outside institutional investors and (y) 3.5% of the aggregate gross proceeds of the Private Placement received from insider investors; (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement; and (iii) a non-accountable expense allowance of $25,000. As described above, the Engagement Letter provided for the issuance of the Placement Agent Warrants to the Placement Agent or its designees in connection with the Private Placement.

The Common Warrants

The Common Warrants are exercisable on or after Stockholder Approval until the five-year anniversary of the Stockholder Approval. The Common Warrants have an exercise price of $1.27 per share. The exercise price and number of shares issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price. Upon any such price-based adjustment to the exercise price, the number of shares issuable upon exercise of the Common Warrants will be increased proportionately. The Common Warrants may be exercised for cash, provided that, if there is no effective registration statement available registering resale of the Common Warrant Shares, the Common Warrants may be exercised on a cashless basis. The Placement Agent Warrants have substantially the same terms as the Common Warrants.

Effect of the Issuance of the Common Stock Underlying the Pre-Funded Warrants and Warrants

The potential issuance of the shares of Common Stock underlying the Pre-Funded Warrants and Warrants would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Private Placement, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement, which we signed on January 21, 2025.

Immediately prior to the execution of the Purchase Agreement, we had 2,779,768 shares of Common Stock issued and outstanding. Therefore, the potential issuance of 2,148,432 Warrant Shares (consisting of 2,007,880 Common Warrant Shares and 140,552 Placement Agent Warrant Shares) would have constituted greater than 20% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement.

We cannot predict whether or when the Warrant holders will exercise their Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of Common Stock to the Warrant holders. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Warrant holders.

Approval by our stockholders of this Issuance Proposal is also one of the conditions for us to receive up to an additional approximately $2.8 million upon the exercise of the Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Placement under Nasdaq Listing Rule 5635(b) because the terms of the Warrants include beneficial ownership limitations that prohibit the exercise of the Warrants to the extent that such exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Potential Consequences of Not Approving the Issuance Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed, and the Warrants have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Warrants upon exercise thereof.

The failure of our stockholders to approve the Issuance Proposal will mean that: (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses, including the costs and expense of seeking stockholder approval until our stockholders approve the issuance of the shares underlying the Warrants pursuant to the Purchase Agreement.

We would realize an aggregate of up to approximately $2.8 million in gross proceeds if all the Warrants were exercised for cash. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Further Information

The terms of the Private Placement, including the Warrants, are complex and the material terms thereof are only briefly summarized above. For further information regarding the Private Placement and the Warrants, please refer to our Current Report on Form 8-K filed with the SEC on January 23, 2025. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Vote Required and Recommendation

The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting will be required to approve this Issuance Proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ISSUANCE PROPOSAL

PROPOSAL 4: TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF SHARES OF OUR COMMON STOCK, UNDERLYING CERTAIN WARRANTS ISSUED BY US PURSUANT TO THAT CERTAIN INDUCEMENT LETTER, DATED AS OF MARCH 27, 2025, BY AND AMONG US AND THE INVESTORS NAMED ON THE SIGNATORY PAGES THERETO, AND THE ENGAGEMENT LETTER, AS AMENDED, BETWEEN US AND H.C. WAINWRIGHT & CO., LLC, DATED AS OF SEPTEMBER 10, 2024, IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR THE ISSUANCE OF SUCH WARRANTS

Background and Description of the Inducement Proposal

The Warrant Inducement

On March 27, 2025, we entered into an inducement offer letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of our existing warrants (collectively, the “Existing Warrants”) to purchase up to an aggregate of 4,834,470 shares of our Common Stock (the “Warrant Inducement”). The Existing Warrants were issued to the Holders on (i) May 17, 2024 at an exercise price of $4.91 per share (“May 2024 Warrants”) and (ii) September 16, 2024 at an exercise price of $1.58 per share (“September 2024 Warrants”).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash its Existing Warrants at a reduced exercise price of $1.284 per share in consideration for the Company’s agreement to issue in a private placement (i) new Series A common stock purchase warrants (the “New Series A Warrants”) to purchase up to 4,980,806 shares of Common Stock (the “New Series A Warrant Shares”) and (ii) new Series B common stock purchase warrants (the “New Series B Warrants” and together with the New Series A Warrants, the “New Warrants”) to purchase up to 4,688,134 shares of Common Stock (the “New Series B Warrant Shares” and together with the New Series A Warrant Shares, the “New Warrant Shares”).

Each New Warrant will have an exercise price equal to $1.284 per share. The New Series A Warrants will be exercisable on or after the date of the Stockholder Approval until the five (5) year anniversary of Stockholder Approval. The New Series B Warrants will be exercisable on or after the date of Stockholder Approval until the eighteen (18) month anniversary of Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

We engaged Wainwright to act as our exclusive financial advisor in connection with the transactions and agreed to pay Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holder’s exercise of its Existing Warrants, pursuant to the Engagement Letter. We also agreed to issue to Wainwright, or its designees warrants (the “HCW Warrants” and together with the New Warrants, the “Inducement Warrants”) to purchase up to 338,412 shares of Common Stock (the “HCW Warrant Shares” and together with the New Warrant Shares, the “Inducement Warrant Shares”), which represents 7.0% of the number of the Existing Warrants. The HCW Warrants have substantially the same terms as the New Series A Warrants, except that the HCW Warrants have an exercise price equal to $1.605, which represents 125% of the reduced exercise price of $1.284 of the Existing Warrants.

Nasdaq Listing Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding common stock or voting power outstanding before the issuance at a price that is less than the Minimum Price.

Pursuant to the Inducement Letter, we agreed to seek approval by our stockholders for the issuance of the Inducement Warrant Shares. See “The Inducement Letter” below.

Reasons for the Warrant Inducement

As of December 31, 2024, our cash and cash equivalents were approximately $3.16 million. We believe that the Warrant Inducement, which yielded net proceeds of approximately $5.8 million, was necessary in light of our cash and funding requirements at the time. In addition, at the time of the Warrant Inducement, our Board considered numerous other alternatives to the transaction, none of which proved to be feasible or, in the opinion of our Board, would have resulted in aggregate terms equivalent to, or more favorable than, the terms obtained in the Warrant Inducement.

The Inducement Letter

The Inducement Letter contains representations and warranties of us and the Holders, which are typical for transactions of this type. In addition, the Inducement Letter contains customary covenants on our part that are typical for transactions of this type, including the following (each as set forth more fully in the Inducement Letter):

●	We agreed not to issue any shares of Common Stock or Common Stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until sixty (60) days after March 28, 2025 (the “Closing Date”);

●	We agreed not to effect or agree to effect any variable rate transaction until one (1) year after the Closing Date, subject to certain exceptions;

●	We agreed to file a registration statement on either Form S-1 or Form S-3, as appropriate, providing for the resale of the New Warrant Shares (the “Inducement Registration Statement”), as soon as practicable after the Closing Date, and to use commercially reasonable efforts to cause the Inducement Registration Statement to be declared effective by the SEC within 90 days following the date of the Inducement Letter and to keep the Inducement Registration Statement effective at all times until the Holder no longer owns any New Warrants or New Warrant Shares; and

●	We agreed to obtain Stockholder Approval at our Annual Meeting to solicit our stockholders’ affirmative vote for approval of the issuance of the Inducement Warrant Shares upon exercise of the Inducement Warrants. This Inducement Proposal is intended to fulfill this final covenant.

The Engagement Letter

Pursuant to the Engagement Letter we paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of its Existing Warrants and issued to HCW, or its designees, the HCW Warrants.

The Warrants

Each New Warrant will have an exercise price equal to $1.284 per share. The New Series A Warrants will be exercisable on or after the date of the Stockholder Approval until the five (5) year anniversary of Stockholder Approval. The New Series B Warrants will be exercisable on or after the date of Stockholder Approval until the eighteen (18) month anniversary of Stockholder Approval. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.

Effect of the Issuance of the Warrant Shares

The potential issuance of the Inducement Warrant Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their Inducement Warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Warrant Inducement, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Inducement Letter, which we signed on March 27, 2025.

Immediately prior to the execution of the Inducement Letter, we had 4,184,501 shares of Common Stock issued and outstanding (which does not reflect the issuance of 4,834,470 shares underlying the Existing Warrants to the Holders). Therefore, the potential issuance of 10,007,352 Inducement Warrant Shares (consisting of 9,668,940 New Warrant Shares and 338,412 HCW Warrant Shares) would have constituted greater than 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letter. We are seeking stockholder approval under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of our Common Stock (or securities exercisable for our Common Stock) in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letter.

We cannot predict whether or when the Inducement Warrant holders will exercise their Inducement Warrants. For these reasons, we are unable to accurately forecast or predict with any certainty the total amount of Inducement Warrant Shares that may ultimately be issued. Under certain circumstances, however, it is possible, that we will issue more than 20% of our outstanding shares of Common Stock to the Inducement Warrant holders. Therefore, we are seeking Stockholder Approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to the Inducement Warrant holders.

Approval by our stockholders of this Inducement Proposal is also one of the conditions for us to receive up to an additional approximately $13.0 million upon the exercise of the Inducement Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Warrant Inducement under Nasdaq Listing Rule 5635(b) because the terms of the Inducement Warrants include beneficial ownership limitations that prohibit the exercise of the Inducement Warrants to the extent that such exercise would result in the holder and its affiliates, collectively, beneficially owning or controlling more than 4.99% (which percentage can be increased to 9.99%) of the total outstanding shares of our Common Stock.

Potential Consequences of Not Approving the Issuance Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Inducement Letter, as the Warrant Inducement has already been completed, and the Inducement Warrants have already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Inducement Warrants upon exercise thereof.

The failure of our stockholders to approve the Inducement Proposal will mean that: (i) we cannot permit the exercise of the Inducement Warrants and (ii) may incur substantial additional costs and expenses, including the costs and expense of seeking Stockholder Approval until our stockholders approve the issuance of the shares underlying the Inducement Warrants pursuant to the Inducement Letter.

We would realize an aggregate of up to approximately $13.0 million in gross proceeds if all the Inducement Warrants were exercised for cash. If the Inducement Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

Further Information

The terms of the Inducement Letter and the Inducement Warrants are only briefly summarized above. For further information, please refer to the forms of the Inducement Letter, New Warrant and HCW Warrant, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on March 28, 2025, and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required and Recommendation

The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting will be required to approve this Inducement Proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE INDUCEMENT PROPOSAL

PROPOSAL 5: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IN THE APPROVED SPLIT RATIO AT THE BOARD’S DISCRETION

Overview

Our Board has determined that it is advisable and in the best interests of us and our stockholders, for us to amend our Charter (the “Reverse Split Charter Amendment”), to authorize our Board to effect a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30) (the “Approved Split Ratios”), to be determined by the Board (the “Reverse Stock Split”). A vote for this Proposal 5 will constitute approval of the Reverse Stock Split that, if and when authorized by the Board and effected by filing the Reverse Split Charter Amendment with the Secretary of State of the State of Delaware, will combine between two (2) and thirty (30) shares of our Common Stock into one share of our Common Stock. If implemented, the Reverse Stock Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding. Because the number of authorized shares of our Common Stock will not be reduced in connection with the Reverse Stock Split, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock available for issuance in the future. There will be no effect to our current issued and outstanding warrants, (the “Public Warrants”).

The Board approved and recommended seeking stockholder approval of the Reverse Split Charter Amendment on May 15, 2025. Accordingly, stockholders are asked to approve the Reverse Split Charter Amendment set forth in Annex A to effect the Reverse Stock Split consistent with those terms set forth in this Proposal 5, and to grant authorization to the Board to determine, in its sole discretion, whether or not to implement the Reverse Stock Split, as well as its specific ratio within the range of the Approved Split Ratios. The text of Annex A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Stock Split.

If approved by the holders of our outstanding voting securities, the Reverse Stock Split would be applied at an Approved Split Ratio approved by the Board prior to the one-year anniversary date of the Annual Meeting and would become effective upon the time specified in the Reverse Split Charter Amendment as filed with the Secretary of State of the State of Delaware. The Board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of us and our stockholders. Subject to approval of the Reverse Split Charter Amendment through the approval of the Reverse Stock Split, no further action on the part of our stockholders will be required to either implement or abandon the reverse stock split.

Purpose and Rationale for the Reverse Stock Split

Avoid Delisting from Nasdaq. On May 14, 2025 we received a deficiency letter (the “Letter”) from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that we were not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq (the “Bid Price Requirement”) because our shares of Common Stock have had a bid price at close of market of less than $1 per share for 30 consecutive business days (the “Nasdaq Notice”).

The Staff further indicated that, based upon our implementation of a reverse stock split within the prior one-year period, our securities are subject to delisting from the Nasdaq Capital Markets and will be suspended at the opening of business on May 23, 2025, unless we requested a hearing before the Nasdaq Hearings Panel (the “Panel”) by May 21, 2025. We have requested such a hearing with the Panel, which request has stayed any further suspension or delisting action by Nasdaq, pending the ultimate conclusion of the hearing process. However, there can be no assurance that our compliance plan will be accepted or that if it is, we will be able to regain compliance and maintain its listing on the Nasdaq Capital Market. If our plan to regain compliance is not accepted or if Nasdaq does not grant an extension and we do not regain compliance, or if we fail to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that our securities will become subject to delisting.

Failure to adopt and approve the Reverse Stock Split may potentially have serious, adverse effects on us and our stockholders. Our Common Stock could be delisted from Nasdaq because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with the minimum bid price requirement. Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Stock.

As of May 16, 2025, our Common Stock closed at $0.79 per share on Nasdaq. The Reverse Stock Split, if effected, would likely have the immediate effect of increasing the price of our Common Stock as reported on Nasdaq, therefore reducing the risk that our Common Stock could be delisted from Nasdaq.

Our Board strongly believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq. Accordingly, the Board has approved resolutions proposing the Reverse Split Charter Amendment to effect the Reverse Stock Split and directed that it be submitted to our stockholders for adoption and approval at the Annual Meeting.

Management and the Board have considered the potential harm to us and our stockholders should Nasdaq delist our Common Stock from trading. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons.

Other Effects. The Board believes that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our Common Stock and Warrants and will encourage interest and trading in our Common Stock. The Reverse Stock Split, if effected, could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stock whose price is below a certain threshold), potentially increasing the trading volume and liquidity of our Common Stock. The Reverse Stock Split could help increase analyst and broker’s interest in our Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our Common Stock will not be reduced, the Reverse Stock Split will result in an effective increase in the authorized number of shares of our Common Stock. The effect of the relative increase in the amount of authorized and unissued shares of our Common Stock would allow us to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated.

The increase in authorized shares of our Common Stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our Common Stock.

Disadvantages to an effective increase in the number of authorized shares of Common Stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of our Common Stock that may be issued in the future, and therefore, future issuances of Common Stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The effective increase in authorized shares of Common Stock which may result from the Reverse Stock Split would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

●	The issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase the price of our Common Stock and have the desired effect of regaining and/or maintaining compliance with Nasdaq Listing Standards.

If the Reverse Stock Split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to regain and/or maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that (i) the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, (ii) the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks.

Even if the Reverse Stock Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock will be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

A decline in the market price of our Common Stock after the Reverse Stock Split is implemented may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.

If the Reverse Stock Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock and Public Warrants may be harmed by the proposed Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. Further, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

Because the number of authorized shares of our Common Stock will not be reduced proportionately at any Approved Split Ratio greater than one-for-two, the Reverse Stock Split may increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our Common Stock. With respect to authorized but unissued and unreserved shares, the Company could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management.

Determination of the Ratio for the Reverse Stock Split

If Proposal 5 is approved by stockholders and the Board determines that it is in the best interests of the Company and its stockholders to move forward with the Reverse Stock Split, the Approved Split Ratio will be selected by the Board, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) to not more than one-for-thirty (1:30). In determining which Approved Split Ratio to use, the Board will consider numerous factors, including:

●	the historical and projected performance of our Common Stock;

●	prevailing market conditions and general economic trends;

●	the projected impact on the Approved Split Ratio on trading liquidity in our Common Stock and our ability to regain and/or maintain continued listing on Nasdaq; and

●	will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Stock Split.

The Board will also consider the impact of the Approved Split Ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of May 16, 2025, after completion of the Reverse Stock Split we will have between 212,028 and 3,189,059 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by our Board.

Principal Effects of the Reverse Stock Split

After the effective time of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Reverse Stock Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split.

The following table contains the approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a one-for-two (1:2) to one-for-thirty (1:30) Reverse Stock Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of May 16, 2025.

After Each Reverse Stock Split Ratio

	Current	1:2	1:15	1:30
Common Stock Authorized (1)	250,000,000	250,000,000	250,000,000	250,000,000
Common Stock Issued and Outstanding	6,378,118	3,189,059	425,207	212,603
Number of Shares of Common Stock Reserved for Issuance (2)	16,662,698	8,331,349	1,110,846	555,423
Number of Shares of Common Stock Authorized, but Unissued and Unreserved	226,959,184	238,479,592	248,463,947	249,231,974
Price per share, based on the closing price of our Common Stock on May 16, 2025 (3)	$0.79	1.58	11.85	23.70

(1)	The Reverse Stock Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Certificate of Incorporation.

(2)	Consists of:

●	3,887,000 shares of Common Stock reserved for issuance to certain stockholders in connection with a Warrant Inducement transaction conducted in March 2025;

●	204,841 shares of Common Stock issuable upon exercise of stock options, at a weighted-average exercise price of $2.57 per share;

●	12,389,769 shares of Common Stock issuable upon exercise of warrants, at a weighted-average exercise price of $3.25 per share; and

●	63 shares of our Common Stock that are available for future issuance under the 2021 Plan or shares that will become available under our 2021 Plan.

(3)	The price per share indicated reflects solely the application of the Approved Split Ratio to the closing price of the Common Stock on May 16, 2025.

After the effective date of the Reverse Stock Split, our Common Stock will have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock. The CUSIP for the Public Warrants will remain the same. Although the number of our outstanding shares of Common Stock would decrease as a result of the Reverse Stock Split, the Board does not intend to use the Reverse Stock Split as a part of, or a first step in, a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. We do not have a plan nor are we contemplating to take the Company itself private as of the date of this Proxy Statement.

Our Common Stock and Public Warrants are currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock or Public Warrants under the Exchange Act. Our Common Stock and Public Warrants will continue to be reported on Nasdaq under the symbol “DRMA” and “DRMAW,” respectively.

Effect on Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 260,000,000 shares of capital stock, comprised of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. The Approved Split Ratio will have no effect on our shares of authorized capital, stock, but it will result in an effective increase in the number of shares of Common Stock available for issuance under our Certificate of Incorporation. Our Board believes that such an effective increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of Common Stock in connection with possible future financings as under our equity incentive plan and for other general corporate purposes.

By effectively increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, our Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board in opposing a takeover bid that the Board determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of our company and the Board did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Effect on Outstanding Derivative Securities

The Reverse Stock Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Approved Split Ratio (all figures are as of May 16, 2025 and are on a pre-Reverse Stock Split basis), including:

●	204,841 shares of Common Stock issuable upon the exercise of options outstanding at a weighted-average exercise price of $2.57 per share; and

●	12,389,769 shares of Common Stock issuable upon exercise of warrants outstanding, at a weighted-average price of $3.25 per share.

The adjustments to the above securities, as required by the Reverse Stock Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such derivative securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Effect on Stock Option Plans

We maintain the 2021 Plan, which is designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock and restricted stock unit awards pursuant to the 2021 Plan. In the event of a Reverse Stock Split, the Board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under the 2021 Plan, will be proportionately adjusted using the Reverse Stock Split ratio. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

The number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of the 2021 Plan. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our equity incentive plans for future stock option and other equity-based grants will be proportionally reduced to reflect the Approved Split Ratio.

Effective Date

The proposed Reverse Stock Split would become effective on the date of filing of the Reverse Split Charter Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio set forth in this Proposal 5. If the proposed Reverse Split Charter Amendment is not approved by our stockholders, the Reverse Stock Split will not occur.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal 5, if the Board elects to implement the proposed Reverse Stock Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate an Approved Split Ratio of a one-for-ten (1:10), if a stockholder held 13 shares of Common Stock immediately prior to the Reverse Stock Split, then such stockholder would be paid in cash for the three shares of Common Stock but will maintain ownership of the remaining one share of Common Stock.

In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 200 to 3,000 shares of Common Stock, depending on the final ratio, prior to the Reverse Stock Split could own fewer than 100 shares of Common Stock following the reverse stock split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Record and Beneficial Stockholders

If the Reverse Stock Split is authorized by our stockholders and our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Reverse Stock Split is authorized by the stockholders and our Board elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Reverse Stock Split selected by the Board. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE(S) AND

SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 5 and we will not independently provide our stockholders with any such right if the Reverse Stock Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statement and conclusions set forth below or that a court would not sustain any such challenge. This discussion only addresses stockholders who hold Common Stock as capital assets and is for general information purposes. It does not purport to be complete and does not address aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, persons who hold shares of Common Stock that may constitute “qualified small business stock” under Section 1202 of the Code or as “Section 1244 stock” for purposes of Section 1244 of the Code, persons who acquired their shares of Common Stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members), traders in securities that elect to use the mark-to-market method of accounting, persons whose “functional currency” is not the U.S. dollar, retirement plans, or certain former citizens or long term residents of the United States. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. holders. For purposes of this discussion, a “U.S. holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

In general, the U.S. federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over the affairs of the Company.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

A stockholder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A stockholder of our Common Stock will be subject to backup withholding if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. Stockholders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required and Recommendation

The affirmative vote of the holders of shares of Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the Annual Meeting is required to approve this Proposal 5. As a result, abstentions and “broker non-votes”, if any, will have no effect on the outcome of this Proposal 5.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 6: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE ANNUAL MEETING TO APPROVE ANY ONE OR MORE OF PROPOSAL 3, 4 AND/OR PROPOSAL 5

Adjournment of the Annual Meeting

In the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of any one or more of Proposal 3, Proposal 4, and/or Proposal 5 are insufficient to approve any such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of any such proposal. In that event, we may ask stockholders to vote only upon the Adjournment Proposal and not on any other proposal discussed in this Proxy Statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any one or more of Proposal 3. Proposal 4 and/or Proposal 5.

Vote Required and Recommendation

In accordance with our Certificate of Incorporation, Bylaws and Delaware law, and as further discussed above under “Abstentions and Broker Non-Votes”, approval and adoption of this Proposal 6 requires the affirmative vote of the holders of shares of our Common Stock having a majority in voting power of the votes cast by the holders of all of the shares of Common Stock present or represented at the meeting and voting affirmatively. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this proposal. Abstentions and broker non-votes, if any, with respect to this proposal are not counted as votes cast and will not affect the outcome of this Proposal 6.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT PROXIES AT THE ANNUAL MEETING TO APPROVE ANY ONE OR MORE OF PROPOSAL 3, PROPOSAL 4, AND/OR PROPOSAL 5.

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2026 Annual Meeting

Any stockholder proposals submitted for inclusion in our proxy statement and form of proxy for our 2026 Annual Meeting of Stockholders in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended must be received by us no later than February 2, 2026, in order to be considered for inclusion in our proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130, Attn.: Corporate Secretary.

Director Nominations and Other Business to be Brought Before the 2026 Annual Meeting of Stockholders

Our bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2026 Annual Meeting of Stockholders, a stockholder’s notice shall be timely received by us at our principal executive office no later than April 16, 2026 and no earlier than March 17, 2026; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Proxies solicited by our Board will confer discretionary voting authority with respect to these nominations or proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such nomination or proposal shall be mailed to: Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130, Attn.: Corporate Secretary.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Dermata nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 16, 2026.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements) filed with the SEC, may be obtained without charge by writing to: Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130, Attn.: Corporate Secretary. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our Common Stock on May 16, 2025. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2024, and certain other related financial and business information are contained in our Annual Report on Form 10-K, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: Dermata Therapeutics, Inc., 3525 Del Mar Heights Rd., #322, San Diego, CA 92130, Attn.: Corporate Secretary, or by phone at (858) 800-2543. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

June 2, 2025
San Diego, CA

ANNEX A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DERMATA THERAPEUTICS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Dermata Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Dermata Therapeutics, Inc. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 24, 2021 (the “Certificate of Incorporation”).

2. This Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) amends the Certificate of Incorporation, as previously amended.

3. That a resolution was duly adopted on ____, 20__ by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment at an annual meeting of stockholders held on ___, 20__, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The proposed amendment set forth as follows:

4. Section A of Article IV of the Certificate of Incorporation of the Corporation, as amended to date, be and hereby is further amended and restated in its entirety to read as follows:

“(A) Classes of Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is two hundred and sixty million (260,000,000) shares which shall be divided into two classes of stock to be designated “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock that the Corporation is authorized to issue is two hundred and fifty million (250,000,000) shares, par value $0.0001 per share. The total number of shares of Preferred Stock that the Corporation is authorized to issue is ten million (10,000,000) shares, par value $0.0001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

Upon effectiveness (“Effective Time”) of this amendment to the Amended and Restated Certificate of Incorporation of the Corporation, a one-for-[   ]1 reverse stock split (the “Reverse Split”) of the Corporation’s Common Stock shall become effective, pursuant to which each [   ] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall automatically, and without any action by the holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional interests as described below and with no corresponding reduction in the number of authorized shares of our Common Stock. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to such Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the New Common Stock or options or rights to purchase or acquire shares of New Common stock, as the case may be, after giving effect to the Reverse Split.

1 Shall be a whole number equal to or greater than two (2) and equal to or less than thirty (30), which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the exchange the Corporation is currently trading during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified as well as the right to receive cash in lieu of fractional shares of New Common Stock after the Effective Time.”

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

6. This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective as of ____ Eastern Time on ___, 20__.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer this ____ day of ___, 20___.

DERMATA THERAPEUTICS, INC.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 14, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DRMA2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 14, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V75843-P33014

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DERMATA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring in 2028

01) Mary Fisher
02) Andrew Sandler

The Board of Directors recommends you vote FOR the following proposals:

7. To consider any other matters that properly come before the 2025 Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V75844-P33014

DERMATA THERAPEUTICS, INC.
Annual Meeting of Shareholders
July 15, 2025, 9:00 am Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Gerald T. Proehl and Kyri K. Van Hoose, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of DERMATA THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 am Pacific Time, on July 15, 2025 at www.virtualshareholdermeeting.com/DRMA2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side